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                                                                     Exhibit 5.3




                      [LIONEL SAWYER & COLLINS LETTERHEAD]

                                  July 7, 2003




Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, NY 10604

                  Re: Starwood Hotels & Resorts Worldwide, Inc. 7 3/8% Senior Notes due 2007
                           -----------------------------------------

Dear Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and the Guarantor (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register up to $6,500,000 aggregate principal amount of the Corporation's 7 3/8% Senior Notes due 2007 (the "Exchange Notes") to be issued in an exchange offer for $6,500,000 aggregate principal amount of the Corporation's outstanding 7 3/8% Senior Notes due 2007 (the "Original Notes"). The Original Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Original Notes are, and the Exchange Notes will be, guaranteed by Sheraton Holding Corporation, a Nevada corporation (the "Guarantor"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of April 19, 2002 (the "Indenture") among the Corporation, the Guarantor and U.S. Bank National Association, N.A., as trustee (the "Trustee"). The Original Notes were issued and sold on April 19, 2002 to Lehman Brothers Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., SG Cowen Securities Corporation, Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., BMO Nesbitt Burns Corp., Bear, Stearns & Co. Inc. and Scotia Capital (USA) Inc., the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchaser to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.



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         In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Guarantor has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

         2. The Guarantor has and will have full right, power and authority to execute, deliver and perform its obligations under the Indenture.

         3. The Indenture has been duly authorized, executed and delivered by the Guarantor.

         4. The execution, delivery and performance of the Indenture do not and will not violate the organizational documents of the Guarantor.

         This opinion letter is limited to the laws of the State of Nevada.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.


                                                    Sincerely,




                                                LIONEL SAWYER & COLLINS